EXHIBIT 2.37

         AMENDMENT NO. 1 TO AMENDED AND RESTATED REIMBURSEMENT AGREEMENT


                  THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED REIMBURSEMENT AGREEMENT (this "Amendment") is made as of the ____ day of May, 1999 among BARRINGTON (AUSTRALIA) PTY LIMITED (ACN 080 850 559) ("Barrington") and
PALMERSTON (AUSTRALIA) PTY LIMITED (ACN 080 850 586) ("Palmerston" and with Barrington collectively referred to as the "Original Borrowers"), each a company organized and existing under the laws of New South Wales, Commonwealth of Australia, and VSSI AUSTRALIA LIMITED, a company organized and existing under the laws of the Republic of Liberia ("VSSI Australia" and with the Original Borrowers collectively referred to as the "Borrowers"), VSSI TRANSPORT INC., a company organized and existing under the laws of the Republic of Liberia ("VSSI Transport" and with the Borrowers collectively referred to as the "Owners") and ALLIANCE CHARTERING PTY LIMITED (ACN 080 850 540) ("Alliance") a company organized and existing under the laws of New South Wales, Commonwealth of Australia, as account parties ("Alliance" and with the Owners individually referred to as an "Obligor" and collectively as the "Obligors"), the BANKS listed on the signature pages thereof and any additional banks as may have become a party thereto pursuant to Clause 8 thereto (the "Banks") and NEDSHIP BANK (AMERICA) N.V., as agent (in such capacity, the "Agent") and security trustee (in such capacity, the "Security Trustee") (the "Agreement") which Agreement amends several loans and restates that certain reimbursement agreement dated December 17, 1997 (the "Original Reimbursement Agreement") made among, inter alia, the Original Borrowers, Palmstar Thistle Inc., a company organized and existing under the laws of the Republic of Liberia, Alliance, certain of the Banks, the Agent and the Security Trustee.

                          WITNESSETH THAT:

     WHEREAS, pursuant to the Agreement, the Agent issued an Amended Letter of Credit;

     WHEREAS, the Borrowers have requested, and the Lenders have agreed, to amend Section 6.1(h) of the Agreement;

     NOW,  THEREFORE,  in  consideration of the premises and such other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged  by the parties,  it is hereby agreed as follows:

     1. Definitions. Unless otherwise defined herein, words and expressions defined in the Agreement shall bear the same meanings ascribed thereto in the Agreement.
     2. Representations and Warranties. Each of the Borrowers hereby reaffirm, as of the date hereof, each and every representation and warranty made thereby in the Agreement, the Note and the Security Documents to which it is a party (updated mutatis mutandis).
     3. No Defaults. Each of the Borrowers hereby represent and warrant that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.
     4. Performance of Covenants. Each of the Borrowers hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Agreement, the Note and the Security Documents to which it is a party, on its part to be performed, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Agreement shall remain in effect.

     5. Amendment to the Agreement. Subject to the terms and conditions of this Amendment, the Agreement is hereby amended and supplemented as follows: (a) The existing Section

     6.1(h) is deleted and replaced by the following: 6.1(h) Change of Control. There is, without the prior written consent of the Majority Lenders, (i) any change in the legal or beneficial stock ownership or voting control of any of the Obligors or (ii) any pledge of the shares of the capital stock of any of the Obligors in favor of a party other than the Security Trustee or (iii) a Change of Control in respect of the Guarantor;

     (b) The following  definition of "Change of Control" is inserted in Section
1.1  immediately  following the definition of  "Borrowers":  "means such time as
(i)(a) prior to the Merger less than a majority of the issued and outstanding shares of capital stock of the Guarantor are legally and beneficially owned by the Cirrus Trust and the JTK Trust and (b) after the Merger, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Cirrus Trust or the JTK Trust becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the outstanding shares of stock of the Guarantor; or (ii) individuals who at the beginning of any period of two consecutive years constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Guarantor's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the date of the closing hereunder or whose election or nomination for election was previously so approved) cease for any reason to constitute a t least 50% of the members of the Board of Directors then in office";

     (c) The following definition of "Exchange Act" is inserted in Section 1.1 immediately following the definition of "Event(s) of Default": "means the Securities and Exchange Act of 1934, as amended";

(d) The following
definition of "Merger" is inserted in Section 1.1 immediately following the definition of "Materials of Environmental Concern": "means the consummation of the transaction announced by the Guarantor on March 29, 1999 pursuant to which the Guarantor shall acquire the outstanding capital stock of Bona Shipholding Ltd."

     6. No Other Amendment. All other terms and conditions of the Agreement shall remain in full force and effect and the Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

     7. Note. By the execution and delivery of this Amendment, each of the Borrowers hereby consents and agrees that (a) the Note shall remain in full force and effect notwithstanding the amendment contemplated hereby, and (b) all references in the Note to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

     8. Fees and Expenses. The Borrowers jointly and severally agree to pay promptly all costs and expenses (including reasonable legal fees) of the Agent and any Lender in connection with the preparation and execution of this Amendment.

     9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     10. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

     11. Headings; Amendment. In this Amendment, Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This agreement cannot be amended other than by written agreement signed by the parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

                                             BARRINGTON (AUSTRALIA) PTY LIMITED
                                             (ACN 080 850 559)


                                             By   ___________________________
                                                  Name:
                                                  Title:



                                             PALMERSTON (AUSTRALIA) PTY LIMITED
                                             (ACN 080 850 586)


                                             By   ___________________________
                                                  Name:
                                                  Title:



                                             VSSI AUSTRALIA LIMITED


                                             By   ___________________________
                                                  Name:
                                                  Title:


                                             VSSI TRANSPORT INC.


                                             By   ___________________________
                                                  Name:
                                                  Title:



                                             ALLIANCE CHARTERING PTY LIMITED


                                             By   ___________________________
                                                  Name:
                                                  Title:



                                             THE BANK OF NEW YORK


                                             By   ___________________________
                                                  Name:
                                                  Title:



                                             NEDSHIP BANK (AMERICA) N.V.
                                             as Agent, Security Trustee and Bank



                                             By   ___________________________
                                                  Name:
                                                  Title:

                                             LANDESBANK SCHLESWIG-HOLSTEIN



                                             By   ___________________________
                                                  Name:
                                                  Title:


01029.004 #92149

                      CONSENT, AGREEMENT AND REAFFIRMATION


                  The undersigned hereby consents and agrees to all of the terms and conditions of the Amendments dated the date hereof to each of (i) the Loan Facility Agreement dated December 18, 1997 between Barrington (Australia) Pty Limited and Palmerston (Australia) Pty Limited, as Borrowers and Rabo Australia Limited, as Lender and (ii) the Loan Facility Agreement between VSSI (Australia) Limited as Borrowers and Rabo Australia Limited as Lender dated April 17, 1998, and hereby reaffirms its obligations under its Guaranties dated December 18, 1997 and April 17, 1998 executed in connection with the aforementioned Loan Facility Agreements.

                  IN WITNESS WHEREOF, the undersigned has caused this Consent, Agreement and Reaffirmation to be executed as of this _____ day of May, 1999.

                                        NEDSHIP BANK (AMERICA) N.V.


                                        By       _______________________
                                                 Name:
                                                 Title:


01029.004 #92149